PROXY                                                                      PROXY
                      INSURANCE INVESTORS & HOLDING CO.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Insurance Investors & Holding Co. ("Investors") acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on Tuesday, March 12, 1996, at the Holiday Inn, Brandywine, 4400 N. Brandywine, Peoria, Illinois, at 10:30 a.m., Central
Time, and hereby appoints Robert W. Kreutz, Robert W. McCallum, Frank J. Wilkins and Robert D. Wilkins, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Special Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Merger and Exchange dated November 28, 1994 under which Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc., will merge with and into Investors, with Investors being the survivor, and shareholders of Investors will receive shares of Citizens, Inc. Class A Common Stock for their Investors Class A and Class B Common shares as described in the accompanying Proxy Statement-Prospectus.

         FOR  _____                AGAINST  _____           ABSTAIN  _____

2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         Dated this ______ day of ________________, 1996.

                                        _______________________________
                                        Signature

                                        _______________________________
                                        Signature

                                        Please sign your name exactly as it
                                        appears on your stock certificate(s).
                                        If shares are held jointly, each holder
                                        should sign.  Executors, trustees, and
                                        other fiduciaries should so
                                        indicate when signing.

                                        Please sign, date and return this proxy
                                        immediately.